Exhibit 4.30

03/2019 PAPEL EXCLUSIVO PARA DOCUMENTOS NOTARIALES – TIMBRE DEL ESTADO [ET0769402 - ET0769390]

IGNACIO MANRIQUE PLAZA Notario de Madrid

Ignacio Manrique Plaza

Notario

Calle Raimundo Fdez Villaverde N° 61 ¬

Tels.915538303 Fax. 915544947

28003 Madrid

email: notarios@raimundo61.es

Número: DOS MIL TRES.

ESCRITURA DE COMPRAVENTA DE PARTICIPACIONES DE LA SOCIEDAD "FERROSOLAR OPCO GROUP, S.L."

En Madrid, mi residencia, a once de julio de dos mil diecinueve.

Ante mí, IGNACIO MANRIQUE PLAZA, Notario del Ilustre Colegio Notarial de Madrid,

COMPARECEN

DON BENJAMÍN LLANEZA CARUANA, mayor de edad, casado, de nacionalidad española, con domicilio profesional a estos efectos en Madrid, calle Núñez de Balboa 120, Piso 6-D; con DNI-NIF número 50.446.574-F, en vigor.

DÑA. CLARA CERDÁN MOLINA, mayor de edad, de nacionalidad. española, Abogado, con D.N.I nº 48498082-Y, en vigor, y domicilio a estos efectos en Paseo de  la Castellana, nº 259-D-Torre Espacio, planta 49, 28046, Madrid.

INTERVIENEN

1.- Don Benjamín Llaneza Caruana, en nombre y en representación de la Compañía Mercantil BLUE POWER CORPORATION, S.L., domiciliada en Calle Marie Curie, 19, Edificio Autocampo II, oficina 2-2, 28521 Rivas Vaciamadrid, Madrid, constituida por tiempo indefinido mediante escritura pública otorgada ante el notario de Madrid, D. Rafael Vallejo Zapatero, el día 20 de julio de 2015, bajo el número 1.257 de orden de su protocolo, inscrita en e Registro Mercantil de Madrid al tomo 33.763, folio 12,hoja M-607671, y con Código de Identificación Fiscal B-87339248 ("Blue Power" o el "Vendedor" ).

Identificación del TITULAR REAL: A los efectos de la obligación de identificación del titular real que impone el artículo 4 de la Ley 10/2010, de 28 de abril, de prevención del blanqueo de capitales, se ha cumplido con la obligación de identificación del titular real mediante la consulta a la Base de Datos del Consejo General del Notariado, manifestando la representación de la Sociedad que los datos coinciden con los que constan en dicha base.

Asegura la representación de la sociedad compareciente que subsiste la vida legal de la Sociedad, que continúa en el desempeño del cargo con que actúa, y que los datos de identificación de su representada, en especial  en cuanto al objeto social y domicilio reseñados, no han variado respecto de los consignados en la documentación fehaciente presentada.

JUICIO NOTARIAL DE SUFICIENCIA DE LAS FACULTADES REPRESENTATIVAS.

03/2019 PAPEL EXCLUSIVO PARA DOCUMENTOS NOTARIALES – TIMBRE DEL ESTADO [ET0769402 - ET0769390]

IGNACIO MANRIQUE PLAZA Notario de Madrid

Su legitimación para el otorgamiento de la presente escritura resulta de:

a) RESEÑA. - su condición de Administrador Único de la misma, en virtud de escritura otorgada, ante el Notario de Madrid, D. Ignacio Manrique Plaza, con el número 2031 de orden de su protocolo.

Me exhibe  copia autorizada debidamente inscrita.

La representación orgánica aquí compareciente de la Sociedad, a los efectos de lo dispuesto en el vigente artículo 160 f) de la Ley de Sociedades de Capital, manifiesta que el activo objeto de la presente escritura tiene la condición de esencial de conformidad con lo dispuesto en el artículo 160 letra f) de la Ley de Sociedades de Capital, habiendo sido autorizada la presente transmisión por la Junta General en su reunión de fecha 19-06-2019.

b) JUICIO DE SUFICIENCIA.- Yo, el Notario, hago constar que a mi juicio son suficientes las facultades acreditadas para el otorgamiento de la presente escritura de compraventa de participaciones  sociales. -

2 . - Doña Clara Cerdán Malina en nombre  y representación de:

2.1-"GRUPO FERROATLÁNTICA, S.A.U.”, domiciliada en Torre Espacio, Paseo de la Castellana, 259-D, Planta 49, 28046 - Madrid, constituida por tiempo indefinido, mediante escritura otorgada ante el notario de Madrid, D. Jaime Recarte Casanova, el día 19 de octubre de 2007, bajo el número 3.838 de orden de su protocolo, inscrita en el Registro Mercantil de Madrid al tomo 24921, folio 24, hoja M-448707, y con Código de Identificación Fiscal A-85255370 ("Grupo FAT" o el "Comprador").

Identificación del TITULAR REAL: A los efectos de la obligación de identificación del titular real que impone el artículo 4 de la Ley 10/2010, de 28 de abril, de prevención del blanqueo de capitales, se ha cumplido con la obligación de identificación del titular real mediante la consulta a la Base de Datos del Consejo General del Notariado, manifestando la representación de la Sociedad que los datos coinciden con los que constan en dicha base.

Asegura la representación de la sociedad compareciente que subsiste la vida legal de la Sociedad, que continúa en el desempeño del cargo con que actúa, y que los datos de identificación de su representada, en especial en cuanto al objeto social y domicilio reseñados, no han variado respecto de los consignados en la documentación fehaciente presentada. -

JUICIO NOTARIAL DE SUFICIENCIA DE LAS FACULTADES REPRESENTATIVAS.

Su legitimación para el otorgamiento de la presente escritura resulta de:

a) RESEÑA. Escritura pública de apoderamiento otorgada ante el Notario de Madrid, D. Jaime Recarte Casanova, el 14 de septiembre de 2016, con número de protocolo 3.699, la cual fue debidamente inscrita en la hoja registral abierta a dicha sociedad en el Registro Mercantil de Madrid al tomo 34508, folio 177, sección 8, hoja M-448707.

Me exhibe copia autorizada debidamente inscrita.

La representación orgánica aquí compareciente de la Sociedad, a los efectos de lo dispuesto en el vigente artículo 160, f) de la Ley de Sociedades de Capital, manifiesta que el activo objeto de la presente escritura no tiene la condición de esencial de conformidad con lo dispuesto en el

03/2019 PAPEL EXCLUSIVO PARA DOCUMENTOS NOTARIALES – TIMBRE DEL ESTADO [ET0769402 - ET0769390]

IGNACIO MANRIQUE PLAZA Notario de Madrid

artículo 160 letra f) de la Ley de Sociedades de Capital, y por lo tanto, no es necesaria la autorización de la Junta General.

b) JUICIO DE SUFICIENCIA. Yo, el Notario, hago constar que a mi juicio son suficientes las facultades acreditadas para el otorgamiento de la presente escritura de compraventa de participaciones sociales .

2.2. FERROATLÁNTICA PARTICIPACIONES, S.L.U., domiciliada en Torre Espacio, Paseo de la Castellana, 259-D, Planta 49, 28046 - Madrid, constituida por tiempo indefinido, mediante escritura otorgada ante el notario de Madrid, D. Jaime Recarte Casanova, el día 2 de abril de 2019, bajo el número 1.898 de orden de su protocolo, inscrita en el Registro Mercantil de Madrid al tomo 29861, folio 189, hoja M-63610y con Código de Identificación Fiscal B-88358619 ("FERROATLÁNTICA PARTICIPACIONES") .

Identificación del TITULAR REAL: A los efectos de la obligación de identificación del titular real que impone el artículo 4 de la Ley 10/2010, de 28 de abril, de prevención del blanqueo de capitales, se ha cumplido con la obligación de identificación del titular real mediante la consulta a la Base de Datos del Consejo General del Notariado, manifestando la representación de la Sociedad que los datos coinciden con los que constan en dicha base.

Asegura la representación de la sociedad compareciente que subsiste la vida legal de la Sociedad, que continúa en el desempeño del cargo con que actúa, y que los datos de identificación de su representada, en especial en cuanto al objeto social y domicilio  reseñados, no han variado respecto de los consignados en la documentación fehaciente presentada.

JUICIONOTARIAL DE SUFICIENCIA DE LAS FACULTADES REPRESENTATIVAS.

Su legitimación para el otorgamiento de la presente escritura resulta de:

a) RESEÑA. Poder otorgado a su favor según consta en la escritura otorgada el día 26 de junio 2019, ante el Notario de Madrid, D. Jaime Recarte Casanova, con el número 3.661 de orden de su protocolo, pendiente de inscripción por razón de su fecha, de cuya necesidad advierto.

b) JUICIO DE SUFICIENCIA. Yo, el Notario, hago constar que a mi juicio son suficientes las facultades acreditadas para el otorgamiento de la presente escritura de compraventa de participaciones sociales.

Tienen a mi juicio los señores comparecientes, según intervienen, capacidad legal bastante para formalizar la presente escritura de compraventa de participaciones sociales y    al efecto,

EXPONEN -

I.- Que BLUE POWER CORPORATION, S.L. es titular, en virtud de la escritura de aumento de capital social, otorgada ante el notario de Madrid, D. Ignacio Manrique Plaza, el día 24 de febrero de 2017, bajo el número 531 de orden de su protocolo, inscrita en el Registro Mercantil de Madrid al torno 34796, folio 167, sección 8, hoja M-625889, inscripción 6 (en adelante, el "Título"), de 3.198.667 participaciones sociales de un euro de valor nominal cada una de ellas y numeradas de la 9.596.001 a la 12.794.667, ambas inclusive, representativas del 25% del capital social  de  "FERROSOLAR  OPCO  GROUP,  S . L . ", domiciliada  en Torre Espacio, Paseo de la Castellana, 259-D, Planta 49, 28046 - Madrid, constituida por tiempo indefinido, mediante escritura otorgada ante el notario de Madrid, D. Antonio de la Esperanza Rodríguez, el día 31 de

03/2019 PAPEL EXCLUSIVO PARA DOCUMENTOS NOTARIALES – TIMBRE DEL ESTADO [ET0769402 - ET0769390]

IGNACIO MANRIQUE PLAZA Notario de Madrid

mayo de 2016, bajo el número 2.079 de orden de su protocolo, inscrita en el Registro Mercantil de Madrid al tomo 34796 , folio 167, hoja M-625889, y con Código de Identificación Fiscal B-87576567 (en adelante, las "Participaciones") .

II.- Que con fecha 20 de diciembre de 2016, las GRUPO  FERROATLÁNTICA,  S.A.U., BLUE  POWER CORPORATION, S.L., FerroAtlántica, S.A.U., Silicio Ferrosolar, S.L.U. y Aurinka Photovoltaic Group, S.L. ("Aurinka") suscribieron un acuerdo de Joint Venture, el cual fue elevado a público ese mismo día, ante el notario de Madrid, D. Ignacio Manrique Plaza, con el número 3.539 de su protocolo, y posteriormente fue novado mediante acuerdo suscrito entre las Partes de fecha 24 de febrero de 2017, que fue elevado a público ese mismo día, ante el notario de Madrid, D. Ignacio Manrique Plaza, con el número 524 de su protocolo (en adelante, el acuerdo de Joint Venture según resulta tras la novación del mismo, será denominado el "JVA" )  .

III.- Que GRUPO FERROATLÁNTICA, S.A.U., BLUE POWER CORPORATION, S.L., FERROATLÁNTICA PARTICIPACIONES, S.L.U., FerroAtlántica, S.A.U., Silicio Ferrosolar, S.L.U., Aurinka, FERROSOLAR OPCO GROUP, S.L. y Ferrosolar R&D, S.L., han suscrito, en el día de hoy, un contrato-marco de transacción, de resolución del JVA y demás acuerdos derivados del mismo y asunción de compromisos complementarios (en adelante, el "Contrato de Transacción"), que ha sido elevado a público en escritura por mí autorizada en el día de hoy.

IV.- Que Grupo FAT, como accionista único, está actualmente llevando a cabo un proceso de reorganización societaria y empresarial en su filial "FERROATLÁNTICA, S.A.U." ("FAT"), con el objeto de promover y facilitar la gestión separada e independiente de cada una de las ramas de negocio. En este contexto, el pasado 2 de abril de 2019, se firmó ante notario la escisión parcial sin extinción de FAT mediante la transmisión en bloque y por sucesión universal de su rama financiera del negocio, consistente en la tenencia de participaciones, acciones y/o cuotas sociales que confieren la mayoría del capital social en otras sociedades, a favor de la Sociedad Beneficiaria, recibiendo el accionista único, esto es Grupo FAT, la totalidad de las participaciones sociales en que se divide el capital social de la Sociedad Beneficiaria. La transmisión en bloque que se traspasa a la FERROATLÁNTICA PARTICIPACIONES incluye, entre otras, las participaciones sociales de FERROSOLAR OPCO GROUP, S.L. que antes de la ejecución de la escisión financiera eran propiedad de FAT. Por tanto, dado que con fecha 28 de junio de 2019 se inscribió la referida escisión y FERROATLÁNTICA PARTICIPACIONES quedó efectivamente constituida, a día de hoy es la FERROATLÁNTICA PARTICIPACIONES la titular de todas las participaciones sociales de FERROSOLAR OPCO GROUP, S.L. trasmitidas en virtud de dicha escisión.

V. - Que, en virtud de lo dispuesto en la Cláusula 2 del Contrato de Transacción, las Partes llevarán a cabo una serie de actuaciones en unidad de acto, entre las que se encuentra la decisión de transmitir las Participaciones.

VI. - Que, a la vista de todo lo expuesto anteriormente, el Vendedor está interesado en vender y transmitir las Participaciones, y el Comprador en comprarlas y adquirirlas, en los términos y condiciones establecidos en la presente escritura, lo que llevan a efecto en virtud de la presente.

VII. - Que FERROATLÁNTICA PARTICIPACIONES, dando a este acto, junto con "BLUE POWER CORPORATION, S.L., el carácter de Junta General Extraordinaria y Universal de FERROSOLAR OPCO GROUP, S.L., consienten expresamente en la transmisión de las Participaciones a favor de Grupo FAT en los términos establecidos en el Contrato de Transacción, renunciando en este acto al ejercicio de su derecho de adquisición preferente sobre dichas Participaciones y dando por cumplidos todos los trámites y demás requisitos legal y estatuariamente previstos en relación

03/2019 PAPEL EXCLUSIVO PARA DOCUMENTOS NOTARIALES – TIMBRE DEL ESTADO [ET0769402 - ET0769390]

IGNACIO MANRIQUE PLAZA Notario de Madrid

con la Junta General Universal mencionada y con la transmisión de las Participaciones a favor de Grupo FAT.

Asimismo, siempre que ello sea necesario, el Vendedor, el Comprador y FERROATLÁNTICA PARTICIPACIONES se comprometen expresamente a realizar las actuaciones que fueran precisas a los efectos de adaptar los estatutos sociales de FERROSOLAR OPCO GROUP, S.L. a la nueva situación accionarial de la misma surgida a consecuencia de la presente   transmisión.

VIII. - Y que, teniendo convenido el presente contrato, lo llevan a efecto con sujeción a las siguientes,

CLAUSULAS

PRIMERA. BLUE POWER CORPORATION, S.L. vende a "GRUPO FERROATLÁNTICA, S.A.U.,   que compra y adquiere, las participaciones sociales de la Compañía Mercantil "FERROSOLAR OPCO GROUP, S.L." expresadas en el exponendo I de esta escritura, con cuantos derechos les son inherentes y en concepto de libres de cargas y gravámenes.

SEGUNDA. La venta se realiza por el precio de UN EURO (€ 1). Dicha suma declara el Vendedor haberla recibido antes de este acto de manos del Comprador, a cuyo favor formaliza plena carta de pago.

TERCERA. El Comprador queda subrogado en cuantos derechos y obligaciones sean inherentes a las participaciones que adquiere, manifestando que conoce la situación patrimonial y financiera de la Sociedad, asi como el balance que arroja su contabilidad.

Asimismo, el Vendedor manifiesta y garantiza al Comprador lo siguiente:

Que el Vendedor tienen plena capacidad para formalizar y cumplir este Contrato, cuya suscripción o ejecución no infringe ninguna ley, disposición administrativa, acuerdo, contrato o compromiso por el que cualquiera de ellos esté vinculado, ni tampoco otorga el derecho a terceros a suspender, modificar, revocar, resolver, extinguir o rescindir cualesquiera contratos o acuerdos haya suscrito FERROSOLAR OPCO GROUP, S.L. con cualquier tercero o hayan suscrito cualesquiera terceros en favor de FERROSOLAR OPCO GROUP, S.L.

Que las Participaciones se encuentran, y así se transmiten, en pleno dominio, con cuanto les sea inherente y accesorio, libres de toda carga, afección, gravamen, opción, restricción, limitación o derecho en favor de persona alguna y responsabilidad, y con todos los derechos económicos y políticos inherentes a las mismas.

CUARTA. Los gastos e impuestos que origine la presente escritura, serán satisfechos en su integridad por la parte compradora.

QUINTA. El Comprador manifiesta que realizará cuantas actuaciones resulten necesarias para que su titularidad sobre las Participaciones, resultante de la presente transmisión, se inscriba en el Libro Registro de Socios de la Sociedad, comprometiéndose el Vendedor a colaborar a tal efecto en todo lo que, en su caso, esté en sus manos, para conseguir dicha inscripción y el efectivo reconocimiento de la plena titularidad adquirida por el Comprador.

SEXTA. A los efectos traslativos de la posesión a que se refieren los artículos 1.462 y  1.464 del Código Civil, y de acuerdo con lo establecido en el párrafo segundo del referido artículo 1.462 del citado cuerpo legal, el otorgamiento de la presente escritura tendrá el efecto del traslado.

03/2019 PAPEL EXCLUSIVO PARA DOCUMENTOS NOTARIALES – TIMBRE DEL ESTADO [ET0769402 - ET0769390]

IGNACIO MANRIQUE PLAZA Notario de Madrid

Posesorio de las participaciones del Vendedor al Comprador.

El Vendedor me exhibe en este acto copia autorizada del título de propiedad de las Participaciones, instruyéndome para que proceda a hacer constar en el mismo la compraventa operada en virtud de la presente escritura. Yo, el Notario, acepto el requerimiento, haciendo constar la correspondiente diligencia de venta en la copia autorizada de la misma.

Así lo dicen y otorgan los señores comparecientes a los que de palabra hago las reservas y advertencias legales y en especial las de naturaleza fiscal, derivadas del otorgamiento de la presente escritura.

RESERVAS Y ADVERTENCIAS.

Hago a los señores comparecientes las reservas y advertencias legales, tanto las de carácter fiscal

En relación con el Impuesto sobre Transmisiones Patrimoniales y Actos Jurídicos Documentados, regulado por el Texto Refundido aprobado por R.D. 1/1993, de 24 de Septiembre, y su Reglamento de 29 de Mayo de 1995, advierto a los otorgantes que deberán presentar impreso de autoliquidación (en su caso), copia auténtica y copia simple de esta escritura en la oficina fiscal competente en el plazo de treinta días hábiles a partir de la fecha de esta escritura, e ingresar  dentro  de  dicho  plazo  la  cuota devengada.

Y  que, en caso de no realizarse la presentación de esta escritura o no efectuarse el pago del Impuesto dentro de plazo, se incurrirá en las responsabilidades establecidas en la Ley General    Tributaria.

Hacen constar los comparecientes que la transmisión objeto de esta escritura está exenta del Impuesto sobre Transmisiones Patrimoniales Onerosas y Actos Jurídicos Documentados y del Impuesto sobre el Valor Añadido, al amparo de lo dispuesto en el artículo 314 del Real Decreto Legislativo 4/2015 de 23 de octubre por el que se aprueba el texto refundido de la Ley del Mercado de Valores.

OTORGAMIENTO Y AUTORIZACION

Arancel números 2, 4,7 y Norma 8 ª . R.D. 1.426/89. BASES DECLARADAS:

Honorarios y suplidos: 194,60 euros.

CLÁUSULA DE PROTECCIÓN DE DATOS: Los comparecientes quedan  informados de lo siguiente:

Sus datos personales serán objeto de tratamiento en esta Notaría, los cuales son necesarios para el cumplimiento de las obligaciones legales del ejercicio de la función pública notarial, conforme  a  lo previsto  en la  normativa prevista en la legislación notarial, de prevención del blanqueo de capitales, tributaria y, en su caso, sustantiva que resulte aplicable al acto o negocio jurídico documentado. La comunicación de los datos personales es un requisito legal, encontrándose el otorgante obligado a facilitar los datos personales, y estando informado de que la consecuencia de no facilitar tales datos es que no sería posible autorizar o intervenir el presente documento público. Sus datos  se conservarán con carácter confidencial.

La finalidad del tratamiento de los datos es cumplir la normativa para autorizar/intervenir el presente documento, su facturación, seguimiento posterior y las funciones propias de la

03/2019 PAPEL EXCLUSIVO PARA DOCUMENTOS NOTARIALES – TIMBRE DEL ESTADO [ET0769402 - ET0769390]

IGNACIO MANRIQUE PLAZA Notario de Madrid

actividad notarial de obligado cumplimiento, de las que  pueden derivarse la existencia de decisiones automatizadas, autorizadas por la Ley, adoptadas por las Administraciones Públicas y entidades cesionarias autorizadas por Ley, incluida la elaboración de perfiles precisos para la prevención e investigación por las autoridades competentes del blanqueo de capitales y la  financiación  del  terrorismo.

El notario realizará las cesiones de dichos datos que sean de obligado cumplimiento a las Administraciones Públicas, a las entidades y sujetos que estipule la Ley y, en su caso, al Notario que suceda o sustituya al actual en esta notaría.

Los datos proporcionados se conservarán durante los años necesarios para cumplir con las obligaciones legales del Notario o quien le sustituya o suceda.

Puede ejercitar sus derechos de acceso, rectificación, supresión, limitación, portabilidad y oposición al tratamiento por correo postal ante la Notaría autorizante, sita en Madrid, Calle Raimundo Fernández Villaverde, 61.

Asimismo, tiene el derecho a presentar una reclamación ante una autoridad de control.

Los datos serán tratados y protegidos según la Legislación Notarial, la Ley Orgánica 15/1999 de 13 de diciembre de Protección de Datos de Carácter Personal (o la Ley que la sustituya) y su normativa de desarrollo, y el Reglamento (UE) 2016/679 del Parlamento europeo y del Consejo de 27 de abril de 2016 relativo a la protección de las personas físicas en lo que respecta al tratamiento de datos personales y a la libre circulación de estos datos y por el que se deroga la Directiva 95/46/CE.

Leída por mi esta escritura a los señores comparecientes, a su elección, advirtiéndoles del derecho que tiene de hacerlo por sí, enterado la encuentran conforme, la otorgan y firman.

Y yo, el Notario, DOY FE:

a) De haber identificado a los señores comparecientes por medio de sus documentos identificativos, reseñados en la comparecencia, que me han sido exhibidos.

b) De que los señores comparecientes, a mi juicio, tienen capacidad y está legitimado para el presente otorgamiento.

c) De que, después de la lectura, los señores comparecientes han hecho constar haber quedado debidamente informados del contenido de este instrumento.

d) De que el consentimiento de los otorgantes ha sido libremente prestado.

e) De que el otorgamiento se adecua a la legalidad y a la voluntad libre y debidamente informada de los comparecientes.

f) De todo lo consignado en este instrumento público que queda extendido en doce folios de papel timbrado, exclusivo para documentos notariales, serie EX, números el del presente y los once anteriores en orden correlativo.

Están las firmas de los comparecientes y la del Notario Autorizante. Signado, Rubricado y sellado.

DOY FE: QUE ES PRIMERA COPIA FIEL DE SU MATRIZ, CON LA QUE CONCUERDA Y EN DONDE QUEDA ANOTADA. Y A INSTANCIA DE LA PARTE COMPRADORA LA LIBRO SOBRE DOCE FOLIOS

03/2019 PAPEL EXCLUSIVO PARA DOCUMENTOS NOTARIALES – TIMBRE DEL ESTADO [ET0769402 - ET0769390]

IGNACIO MANRIQUE PLAZA Notario de Madrid

DE PAPEL TIMBRADO, EXCLUSIVO PARA DOCUMENTOS NOTARIALES, SERIE ET, NUMERADOS CORRELATIVAMENTE EN ORDEN INVERSO AL DEL PRESENTE, A LOS QUE SE AÑADE OTRO FOLIO SÓLO PARA LA CONSTANCIA DE INSCRIPCIONES Y NOTAS. MADRID, EL MISMO DÍA DE SU OTORGAMIENTO.

Fe Pública Notarial, Notariado Europa, Consejo General del Notariado Español 0247420322